April 22, 1999

Securities and Exchange Commission
Operations Center
6432 General Green Way
Alexandria, VA  22312-2413

Gentlemen:

We are transmitting herewith Indiana Gas Company, Inc.'s
Current Report on Form 8-K.

Very truly yours,



/s/ Douglas S. Schmidt
Douglas S. Schmidt




                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D. C.  20549





                               FORM 8-K


                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934





Date of Report (Date of earliest event reported):   April 22, 1999




                        INDIANA GAS COMPANY, INC.
         (Exact name of registrant as specified in its charter)




    INDIANA                           1-6494              35-0793669
(State or other jurisdiction    (Commission File No.)    (IRS Employer
     of incorporation)                                   Identification
                                                         Number)





       1630 North Meridian Street, Indianapolis, Indiana  46202
            (Address of principal executive offices)   (Zip Code)





Registrant's telephone number, including area code:   (317) 926-3351

Item 5.    Other Events

See the following press release dated April 22, 1999, announcing the decision by the Supreme Court of Indiana to grant transfer of and reconsider the ProLiance appeal.

    SUPREME COURT OF INDIANA GRANTS INDIANA GAS' TRANSFER AND WILL
                    RECONSIDER PROLIANCE APPEAL

INDIANAPOLIS-Today, the Supreme Court of Indiana decided it would grant transfer of an appeal as requested by Indiana Gas, (an Indiana Energy, Inc. affiliate) Citizens Gas & Coke Utility and ProLiance Energy. By accepting transfer, the Supreme Court has vacated an Indiana Court of Appeals decision regarding ProLiance Energy. That adverse appellate decision reversed the September 12, 1997, Indiana Utility Regulatory Commission (IURC) order finding the gas supply agreements between Indiana Gas and Citizens Gas and ProLiance Energy were in the public interest.

On October 8, 1998, the Indiana Court of Appeals issued a decision which reversed the IURC's order and remanded the case to the IURC with instructions that the gas supply agreements be disapproved. The court found that these agreements could only be approved if the utilities had applied to the IURC for approval of alternative regulation under a new Indiana statute. According to the appellate court, absent this type of application, the IURC exceeded its authority in approving the agreements.

The Supreme Court's decision to accept transfer means the Supreme Court will now review the challenge to the merits of the IURC's order. The decision to take the case is not only important to ProLiance, Indiana Gas and Citizens Gas, it also has statewide ramifications for the regulation of energy utilities under the statutes being reviewed. This impact was evident as several utilities from across the state filed a brief with the court in support of the petitions filed by Indiana Gas, ProLiance and Citizens Gas.

"We are very pleased with the decision of the Supreme Court to hear this case," said L.A. Ferger, chairman and chief executive officer of Indiana Energy. "ProLiance has saved the residential customers of the utilities in excess of $50 million in gas costs. We believe this decision is a step in the right direction--one which has the potential to benefit the customer if the IURC is affirmed. We also hope it reflects the court's view that the IURC's expertise in reviewing utility proposals should be deferred to as much as possible."

ProLiance Energy is a jointly owned affiliate of Indiana Energy, Inc., the holding company for Indiana Gas, and Citizens Gas & Coke Utility. ProLiance Energy is an energy-marketing firm which provides nearly 1,000 utility, municipal, industrial, commercial and Ohio residential customers with competitive prices and energy management services. Indiana Gas serves nearly 500,000 customers in 290 Indiana communities. Citizens Gas serves 250,000 industrial, commercial and residential customers in Indianapolis (Marion County).


                              SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 INDIANA GAS COMPANY, INC.
                                       Registrant




Dated April 22, 1999     /s/Niel C. Ellerbrook
                         Niel C. Ellerbrook
                         President



Dated April 22, 1999     /s/Jerome A. Benkert
                         Jerome A. Benkert
                         Vice President and Controller